                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bernard G. Dvorak and Patricia J. Reichman and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission a Registration Statement of Centennial Communications Corp., a Delaware corporation (the "Company"), on Form S-4 with respect to the exchange of certain 14% Senior Discount Notes due 2005 of the Company for new 14% Senior Discount Notes due 2005 of the Company, and any and all amendments and post-effective amendments to said Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.


SIGNATURE                                              TITLE                     DATE
     /s/ Bernard G. Dvorak              President, Chief Executive                 8/28/98
--------------------------------------  Officer, Director (Principal
     Bernard G. Dvorak                  Executive Officer)

     /s/ Patricia J. Reichman           Controller (Principal Financial            8/28/98
--------------------------------------  and Accounting Officer)
     Patricia J. Reichman

     /s/ Steven W. Schovee              Director                                   8/28/98
--------------------------------------
     Steven W. Schovee

     /s/ Robert F. McKenzie             Director                                   8/28/98
--------------------------------------
     Robert F. McKenzie

     /s/ Adam Goldman                   Director                                   8/28/98
--------------------------------------
     Adam Goldman

     /s/ William W. Sprague             Director                                   8/28/98
--------------------------------------
     William W. Sprague

     /s/ William D. Stanfill            Director                                   8/28/98
--------------------------------------
     William D. Stanfill

     /s/ John Fullmer                   Director                                   8/28/98
--------------------------------------
     John Fullmer

     /s/ Mark A. Leavitt                Director                                   8/28/98
--------------------------------------
     Mark A. Leavitt